                      SEVERANCE AGREEMENT FOR ANDREW FELDER

The parties to this Severance Agreement ("Severance Agreement") are Andrew Felder ("Felder") and HealthAxis.com, Inc. ("HealthAxis"). In the event the merger (the "Merger") of HealthAxis into and with a wholly owned subsidiary of HealthAxis Inc. ("HAXS") is not consummated, then HealthAxis shall be solely responsible for all severance payments and obligations hereunder. Upon consummation of the Merger, both HealthAxis and HAXS shall be jointly and severally responsible for all payments and obligations hereunder.

I. STATUS. Effective February 1, 2001, Felder shall resign as Executive Vice President-Strategy and Corporate Development of HealthAxis ("Separation Date").

II. SALARY. Felder shall continue to be paid at his current annual salary rate of $140,000 up to and including the Separation Date.

III. SEPARATION COMPENSATION. Effective on the first day following the Separation Date, Felder shall receive six (6) months of pay ($70,000), payable in equal semi-monthly installments consistent with HealthAxis pay periods or at HealthAxis' option a lump sum payment of $70,000 (both such payment methods subject to federal, state and local taxes as applicable).

IV. MEDICAL EXPENSES. Felder shall receive continuation of medical insurance benefits at the current contribution rate or "opt-out" rate, as applicable for six (6) months following the Separation Date.

V. EQUIPMENT. Felder may keep for his own use his laptop computer, associated peripherals, desktop printer, and cell phone, however, Felder must assume all payments for cell phone use after the Separation Date.

VI. BUSINESS RELATED EXPENSES. Felder shall be reimbursed for all reasonable and necessary HealthAxis business-related expenses incurred by Felder up to and including the Separation Date.

VII. Options. All stock options previously granted to Felder shall be fully vested and the post-termination exercise period shall be amended in each option to allow for a three-year post termination exercise period (effective from the Separation Date) and for the expiration date on each option to be extended if necessary to coincide with the post-termination exercise period. All shares underlying the options shall be registered in the Form S-8 filing which is expected to be filed within one (1) month of the Merger close. If during the three year post termination exercise period Felder is unable to sell his shares acquired upon exercise of his options because the S-8 is not effective, Felder shall be entitled to piggyback registration rights each time HAXS files a registration statement.

VIII. MUTUAL RELEASE OF LIABILITY. Felder and HealthAxis agree to and shall execute the attached mutual release of liability releasing one another from any and all past, present and future liabilities (except enforcement of rights under the Separation

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         Agreement or Felder's stock option agreements) arising in connection with Felder's employment at HealthAxis.

IX. ENTIRE AGREEMENT. The terms contained herein and on the attached Mutual Release of Liability represent the full and final terms of separation between Felder and HealthAxis and supersede any and all other agreements, except agreements or amendments to previously granted stock options to Felder as regards the employment of Felder.

X. ARBITRATION. The parties herein agree to settle any unresolved disputes arising from either the Severance Agreement or the Mutual Release of Liability through binding arbitration under the rules of the American Arbitration Association at a location to be determined by HealthAxis.

XI. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof.

Accepted, Agreed to and Effective this 29th day of December, 2000.



/s/ Andrew Felder
---------------------------
ANDREW FELDER
1920 1/2 FILBERT STREET
SAN FRANCISCO, CA 94123


HEALTHAXIS.COM, INC.

By: /S/ MICHAEL ASHKER
   ---------------------------
   MICHAEL ASHKER
   PRESIDENT & CEO

Accepted and Agreed to, this 29th day of December, 2000, with all obligations contemplated herein contingent upon consummation of the Merger.

HealthAxis Inc.

By: /s/ Michael Ashker
   -----------------------
   Michael Ashker
   President & CEO





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                           MUTUAL RELEASE OF LIABILITY

WHEREAS, since Andrew Felder's ("EMPLOYEE" or "EMPLOYEE'S") initial employment with HealthAxis.com, Inc. ("HealthAxis") EMPLOYEE has advised and/or has been duly authorized to make decisions and act on behalf of HealthAxis on a variety of business matters affecting HealthAxis and HealthAxis Inc. ("HAXS") including but not limited to the Reorganization and Plan of Merger between HealthAxis and HAXS; and

WHEREAS, the Board of Directors of both Companies agree that EMPLOYEE'S efforts were performed with good faith, to the best of EMPLOYEE'S abilities, and in the best interests of the directors, officers, employees, and shareholders of both companies; and

WHEREAS, as a condition of the Severance Agreement, the parties herein now wish to enter into this Mutual Release of Liability.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and

I. FOR AND IN CONSIDERATION of the payment of Seventy Thousand Dollars ($70,000.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, this MUTUAL RELEASE OF LIABILITY ("RELEASE") made by and between HEALTHAXIS.COM, INC., AND ALL OF ITS PARENT, AFFILIATES AND SUBSIDIARIES (collectively referred to as "COMPANY"), and EMPLOYEE, EMPLOYEE on behalf of himself, and his respective heirs, executors, administrators, affiliates, successors and assigns, hereby releases, acquits, and forever discharges COMPANY and its former and present agents, directors, officers, stockholders, employees, servants, affiliates, owners, subsidiaries, divisions, successors, predecessors and assigns (all such entities and individuals hereinafter collectively referred to as the "COMPANY RELEASED PARTIES"), of and from any and all claims, actions, causes of action, demands, rights, damages, debts, compensation, costs, or other expenses, including without limitation attorneys' fees, of any nature whatsoever, whether known or unknown, which EMPLOYEE ever had, now has, or which he, his heirs, executors, administrators, successors and assigns hereafter can, shall or may have against the COMPANY RELEASED PARTIES arising out of any matter, cause, acts, conduct, claims or events from the beginning of the world to the date hereof, with the exception of EMPLOYEE'S right to enforce all of the terms of the Separation Agreement between EMPLOYEE and COMPANY including but not limited to the delivery, vesting, registration and exercise of EMPLOYEE'S stock options and/or warrants, including but not limited to, each and every claim, demand or cause of action which EMPLOYEE, ever had or now has arising out of EMPLOYEE'S association with COMPANY or the COMPANY RELEASED PARTIES, as an employee, officer, independent contractor or consultant, or the cessation thereof, under any federal, state, or local statute, rule, regulation or principle of common law, including, but not limited to, any claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.ss.ss.2000e et seq.; the Age Discrimination in

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         Employment Act, as amended, 29 U.S.C.ss.ss.621 et  seq.; the
         Americans with Disabilities Act, 42 U.S.C.ss.ss.12101 et seq.; the Employee Retirement Income Security Act of 1974, as amended,
         29 U.S.C.ss.ss.1001 et seq.; or under any other federal state or local statute, rule or regulation or principle of employment or contract law.

II. FURTHER, in consideration of EMPLOYEE'S continued service to COMPANY between this date and the Separation Date as defined below, COMPANY on behalf of itself, its affiliates, successors and assigns, hereby releases, acquits, and forever discharges EMPLOYEE and his heirs, executors, administrators, successors and assigns (all such entities and individuals hereinafter collectively referred to as the "EMPLOYEE RELEASED PARTIES"), of and from any and all claims, actions, causes of action, demands, rights, damages, debts, compensation, costs, or other expenses, including without limitation attorneys' fees, of any nature whatsoever, whether known or unknown, which COMPANY ever had, now has, or which it, its administrators, successors and assigns hereafter can, shall or may have against the EMPLOYEE RELEASED PARTIES arising out of any matter, cause, acts, conduct, claims, conflicts of interest or events from the beginning of the world to the date hereof, including but not limited to, each and every claim, demand or cause of action which COMPANY ever had or now has arising out of EMPLOYEE'S association with COMPANY or the EMPLOYEE RELEASED PARTIES, as an employee, officer, agent, apparent agent, advisor, independent contractor or consultant, or the cessation thereof, under any federal, state, or local statute, rule, regulation or principle of common law

III. EMPLOYEE understands and agrees that this release is the compromise of all past, present and future doubtful and disputed claims and does not constitute an admission of liability by the EMPLOYEE RELEASED PARTIES under any federal, state or local statute, regulation or principle of common law, any such liability being expressly denied.

IV. EMPLOYEE has twenty-one (21) days from this day to execute this RELEASE. Upon execution and delivery to the COMPANY, EMPLOYEE shall have seven (7) days in which to revoke this RELEASE. The terms of the EMPLOYEE'S Severance Agreement are contingent upon EMPLOYEE executing and not revoking this RELEASE. In the event of revocation, the COMPANY RELEASED PARTIES may revoke all future consideration to EMPLOYEE.

V. EMPLOYEE declares and represents that he has read and fully understands the terms of this release, has had advice and assistance of counsel with respect thereto, and knowingly and of his own free will, without any duress, being fully informed and after due diligence, voluntarily accepts the terms of this release and signs the same as his own free act for the purpose of making full compromise and settlement of all claims.

VI. COMPANY understands and agrees that this release is the compromise of all past, present and future doubtful and disputed claims and does not constitute an admission of liability by the COMPANY RELEASED PARTIES under any

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

         federal, state or local statute, regulation or principle of common law, any such liability being expressly denied.

VII. COMPANY declares and represents that it has read and fully understands the terms of this release, has had advice and assistance of counsel with respect thereto, and knowingly and of its own free will, without any duress, being fully informed and after due diligence, voluntarily accepts the terms of this release and signs the same as its own free act for the purpose of making full compromise and settlement of all claims.

VIII. ARBITRATION. The parties herein agree to settle any unresolved disputes arising from either the Severance Agreement or the Mutual Release of Liability through binding arbitration under the rules of the American Arbitration Association at a location to be determined by HealthAxis.

IX. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof.

X. This RELEASE is offered and delivered to EMPLOYEE and COMPANY as of December 27, 2000 and shall be effective only upon the Separation Date as specified in the Severance Agreement between the parties attached hereto. The Separation Date is February 1, 2001.

IN WITNESS WHEREOF, the duly authorized parties have entered into this Mutual Release of Liability on this 29th day of December, 2000.



/s/ Andrew Felder
---------------------------
ANDREW FELDER
1920 1/2 FILBERT STREET
SAN FRANCISCO, CA 94123


HEALTHAXIS.COM, INC.

By: /s/ MICHAEL ASHKER
   ---------------------------
   MICHAEL ASHKER
   PRESIDENT & CEO




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